Exhibit 99.1

Poseida Therapeutics Hosts Third Annual Virtual R&D Day

Highlighting Novel Pipeline Assets and Latest Technology

Innovations

Virtual R&D Day featuring key opinion leaders and Poseida’s leadership and scientific team members to be held today at 10:00am ET / 7:00am PT

SAN DIEGO, February 22, 2023 — Poseida Therapeutics, Inc. (Nasdaq: PSTX), a clinical-stage cell and gene therapy company advancing a new class of treatments for patients with cancer and rare diseases, today announced that the Company plans to highlight its clinical and preclinical pipeline progress during a virtual R&D Day to be held today at 10:00am ET / 7:00am PT.

“R&D Day is our annual showcase for the innovative and exciting science we are advancing at Poseida that continues to drive our leadership in the field of cell and gene therapies,” said Mark Gergen, Chief Executive Officer of Poseida Therapeutics. “Today, we will announce our second liver-directed preclinical gene therapy program partnered with Takeda: P-PAH-101 for the in vivo treatment of Phenylketonuria, or PKU. We are excited to share the progress we have made with our site-specific Super piggyBac platform to enable highly targeted site-specific editing and insertion, one of the most sought-after characteristics of genetic engineering. Finally, in our cell therapy portfolio, we continue to differentiate ourselves, expanding our capabilities for our allogeneic T cell platform to deploy TCRs in combination with CARs in solid tumors. We are thankful for the continued dedication of our scientists, partners and collaborators as we work together to unlock the potential of our technologies to treat patients with cancer and rare genetic diseases.”

The Company’s third-annual R&D Day will feature its executive leadership and scientists for a morning of presentations and fireside chats with special guest speakers exploring the future of cell and gene therapy. The program will highlight the Company’s proprietary genetic engineering platform technologies, differentiated allogeneic CAR-T programs, and novel approaches to gene therapy as well as ongoing collaborations with Roche and Takeda.

External speakers will include:

•	George M. Church, Ph.D., a pioneer in the fields of genetics and synthetic biology and Chair of the Company’s Gene Therapy Scientific Advisory Board;

•	Madhu Natarajan, Ph.D., Head of the Rare Diseases Drug Discovery Unit at Takeda;

•	Christine Brown, Ph.D., Professor, City of Hope, a CAR-T cell expert and member of the Company’s Immuno-Oncology Scientific Advisory Board.

Key R&D Day Topics and Highlights

In Vivo Gene Therapy Programs

The Company will present advancements in hybrid technology highlighting the potential for single treatment cures across multiple diseases.

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P-OTC-101 is the Company’s liver-directed gene therapy program for the in vivo treatment of urea cycle disease caused by a deficiency in the ornithine transcarbamylase (OTC) enzyme, a defect that impairs the body’s ability to detoxify ammonia, a byproduct of protein metabolism. The Company will show data highlighting disease correction and evaluation in non-human primates, with the Company’s lead lipid nanoparticle formulation that has demonstrated favorable tolerability.

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The Company will announce P-PAH-101, its second Takeda-partnered gene therapy program. P-PAH-101 is a liver-directed gene therapy to treat PKU, an inherited genetic disorder caused by mutations in the phenylalanine hydroxylase (PAH) gene resulting in buildup of phenylalanine in the body. If left untreated, PKU can affect a person’s cognitive development. P-PAH-101 utilizes Super piggyBac technology combined with a hybrid adeno-associated virus (AAV) and nanoparticle delivery system. Preclinical data has demonstrated the potential to resolve phenylalanine to normal levels following a single treatment in juvenile and adult mice.

Emerging Technologies in Gene Therapy

The Company will highlight its continuing focus on innovation in its emerging platform technologies at today’s event.

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Site-specific Super piggyBac DNA Delivery, first unveiled at the Company’s R&D Day in February 2022, has continued to advance. The Company has made significant enhancements to efficiency and site-specific transposition, with up to 60% of haploid genomes modified.

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The Company has made key enhancements to its non-viral gene delivery system resulting in nearly 10-fold improvements in DNA expression in the past 12 months on a pathway towards realizing the full potential of non-viral gene delivery.

Allogeneic Cell Therapy Programs

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The Company will recap early clinical data presented at the European Society for Medical Oncology Immuno-Oncology Annual Congress in December 2022 (ESMO I-O) on both of its Phase 1 allogeneic cell therapy programs: P-MUC1C-ALLO1, a wholly-owned CAR-T product candidate targeting solid tumors derived from epithelial cells, including breast and ovarian cancers, and P-BCMA-ALLO1, a CAR-T product candidate partnered with Roche targeting relapsed/refractory multiple myeloma. The Company plans to present additional updates on both trials at a medical conference in 2023.

•	The Company will present preclinical data on additional emerging allogeneic CAR-T programs including P-CD19CD20-ALLO1, P-CD70-ALLO1 and P-ckit-ALLO1.

Emerging Technologies in Cell Therapy

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The Company will share early preclinical data highlighting progress made towards developing dual-targeting CAR-TCR-T therapies capable of recognizing extracellular and intracellular solid tumor antigens for potential improved clinical outcomes.

R&D Day Webcast Information

Registration for this virtual event and access to the live webcast will be available on the Investors & Media section of the Company’s website, www.poseida.com. A replay of the webcast will be available for 90 days following the presentation.

About Poseida Therapeutics, Inc.

Poseida Therapeutics is a clinical-stage biopharmaceutical company advancing differentiated cell and gene therapies with the capacity to cure certain cancers and rare diseases. The Company’s pipeline includes allogeneic CAR-T cell therapy product candidates for both solid and liquid tumors as well as in vivo gene therapy product candidates that address patient populations with high unmet medical need. The Company’s approach to cell and gene therapies is based on its proprietary genetic editing platforms, including its non-viral Super piggyBac® DNA Delivery System, Cas-CLOVER™ Site-Specific Gene Editing System and nanoparticle and hybrid gene delivery technologies. The Company has formed global strategic collaborations with Roche and Takeda to unlock the promise of cell and gene therapies for patients. Learn more at www.poseida.com and connect with Poseida on Twitter and LinkedIn.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, expected plans with respect to clinical trials, including timing of clinical data updates; anticipated timelines and milestones with respect to the Company’s development programs; the potential capabilities and benefits of the Company’s technology platforms and product candidates; the Company’s plans and strategy with respect to developing its technologies and product candidates; and future contributions of the Company’s scientists, partners and collaborators. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the Company’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; the Company’s ability to retain key scientific or management personnel; the fact that the Company will have limited control over the efforts and resources that its strategic partners devote to advancing development programs under their respective collaboration agreements and the ability of its strategic partners to early terminate the collaborations, such that the Company may not receive the potential fees and payments under the collaboration agreements or fully realize the benefits of such collaborations; and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:	Media Contact:
Alex Lobo	Sarah Thailing
Stern Investor Relations	Senior Director, Corporate Communications and IR
IR@poseida.com	Poseida Therapeutics, Inc.
PR@poseida.com